UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2009

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Highway 19 North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2009, MarineMax, Inc. (the "Company") appointed Russell J. Knittel, age 59, to its Board of Directors. Mr. Knittel has served as Executive Vice President of Synaptics Incorporated since July 2007 and Chief Financial Officer, Secretary, and Treasurer since November 2001. Mr. Knittel also served as Senior Vice President from November 2001 until July 2007 and as the Vice President of Administration and Finance, Chief Financial Officer, and Secretary from April 2000 through October 2001. Synaptics, based in Santa Clara, California, is a leading worldwide developer and supplier of custom designed human interface solutions that enable people to interact more easily and intuitively with a wide range of mobile computing, communications, entertainment, and other electronic devices. Synaptics stock is publicly traded on the Nasdaq Global Select Market. Prior to joining Synaptics, he served as Vice president and Chief Financial Officer for Probe Technology Corporation and Starlight Networks. Mr. Knittel holds a Bachelor of Arts degree in accounting from California State University and a MBA from San Jose State University.

William H. McGill, Jr., Chairman, President, and Chief Executive Officer of the Company, commented, "We are delighted and honored to add Russ to our Board of Directors. Russ brings to us a wealth of business, operational and financial experience that we believe will be extremely beneficial to the Company as we navigate the current difficult industry conditions and over the long term."

There is no arrangement or understanding pursuant to which Mr. Knittel was selected as a director. There are no related party transactions between the Company and Mr. Knittel that are reportable under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

May 11, 2009	By:	/s/ Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary